Exhibit 99.1

                    PIC Wisconsin to Merge into ProAssurance

     BIRMINGHAM, Ala.--(BUSINESS WIRE)--Dec. 8, 2005--ProAssurance Corporation (NYSE:PRA):

     SUMMARY

     ProAssurance Corporation and Physicians Insurance Company of Wisconsin, Inc. ("PIC Wisconsin") announce the planned merger of PIC Wisconsin into ProAssurance through a proposed stock-for-stock transaction. The merger will expand ProAssurance's presence in the upper Midwest and provide access to states ProAssurance does not yet serve. The transaction should close in mid-2006 and is expected to be immediately accretive to ProAssurance's book value.

     ProAssurance Corporation (NYSE: PRA) announced today that it has signed a definitive agreement that will merge Physicians Insurance Company of Wisconsin, Inc. ("PIC Wisconsin") into ProAssurance in an all stock transaction. The transaction which must be approved by PIC Wisconsin shareholders, and is subject to required regulatory approvals, may close as early as mid-2006.
     The definitive agreement calls for each share of PIC Wisconsin stock to be converted into shares of ProAssurance stock having a value of $5,000. The exchange ratio is based on the average closing price of a share of ProAssurance stock on the ten trading days preceding the effective date of the merger. This ratio is subject to a 20% range around $49.76, which is the average closing price in the ten days preceding the date of the definitive agreement. Thus, PIC Wisconsin shareholders may receive more than $5,000 for each share of stock if the average closing price of ProAssurance stock is more than $59.71; conversely, PIC Wisconsin shareholders may receive less than $5,000 per share if the average closing price of ProAssurance stock is less than $39.80. This values PIC Wisconsin at approximately $100 million, based on 19,741 shares that are expected to be outstanding at the time of the transaction. ProAssurance expects the transaction to be immediately accretive to book value per share.
     "ProAssurance has a demonstrated history of successfully identifying and integrating companies that strengthen and expand our existing business and provide an entry into attractive markets where we can serve new customers and meet our goals for profitable growth," said A. Derrill Crowe, M.D., the Chairman and CEO of ProAssurance. Dr. Crowe noted that the core business of PIC Wisconsin will provide ProAssurance with a leadership position in Wisconsin and extend the Company's business in other upper Midwestern and Western states. He also said, "We are not only expanding our Midwestern presence in this transaction, we are adding skilled insurance executives and staff to our team."
     The President and COO of ProAssurance, Victor T. Adamo, said ProAssurance is excited about the opportunities presented by the transaction. He commented, "PIC Wisconsin has a long, successful track record as the leading writer in its home state, and has embarked on a careful expansion throughout the region. Through this transaction we expect to add more than 9,000 policyholders as we expand our footprint west into Wisconsin, Minnesota, Nebraska, Nevada, and South Dakota, and add to our business in Illinois, Iowa, and Kansas."
     William T. Montei, PIC Wisconsin's President and CEO, said, "Our merger into ProAssurance strengthens PIC Wisconsin's ability to meet the needs of our policyholders. He said, "ProAssurance shares our commitment to provide our insureds with the finest services and claims defense. This shared vision -- as well as our common history as doctor-founded companies -- was a major factor in identifying ProAssurance as our strategic partner."
     William J. Listwan, M.D., the Chairman of PIC Wisconsin, said the transaction also allows PIC Wisconsin to meet another important goal of providing liquidity for its shareholders. He said, "The structure of our transaction gives our shareholders, many of whom remain insured by the company, financial flexibility and rewards them for their investment that provided the financial foundation on which PIC Wisconsin was built. ProAssurance's presence on the New York Stock Exchange allows us to provide this liquidity while enhancing the financial strength that will help us stand behind our insurance commitments."
     The proposed transaction will require the approval of PIC Wisconsin's stockholders and state and federal regulators. ProAssurance and PIC Wisconsin will file with the SEC a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction. Stockholders of PIC Wisconsin are urged to read the registration statement and the proxy statement/prospectus when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, as they will contain important information.
     The Boards of both companies have approved the transaction. PIC Wisconsin's Board, which is being advised by Cochran, Caronia & Co., has recommended that their stockholders approve the merger. ProAssurance's Board is being advised by Morgan Keegan & Company, Inc.
     You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about ProAssurance, at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can be obtained, without charge, by directing a request to Frank B. O'Neil, Senior Vice President, Corporate Communications, ProAssurance Corporation, 100 Brookwood Place, Birmingham, Alabama 35209, tel: (205) 877-4461.
     PIC Wisconsin Group, Inc. and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of PIC Wisconsin in connection with the proposed merger. Information about the directors and executive officers of PIC Wisconsin and their ownership of PIC Wisconsin common stock will be set forth in the required filings with the SEC.

     About ProAssurance

     ProAssurance Corporation is a specialty insurer with more than $3.4 billion in assets and almost $790 million in gross written premiums. We are the nation's fourth largest writer of medical professional liability insurance and our principal professional liability subsidiaries are The Medical Assurance Company, Inc., ProNational Insurance Company, NCRIC, Inc., and Red Mountain Casualty Insurance Company. We also write professional liability coverage through Woodbrook Casualty Insurance Company. We are the tenth largest writer of personal auto coverage in Michigan through our subsidiary, MEEMIC Insurance Company, although we will exit the personal lines business upon the expected sale of MEEMIC. A.M. Best assigns a rating of "A-" (Excellent) to the ProAssurance Group, MEEMIC and our principal professional liability subsidiaries, except NCRIC, Inc. which is rated B++ (Very Good). Standard & Poor's assigns our principal professional liability carriers a rating of "A-" ("Strong") but has not yet issued a rating for NCRIC, Inc. Fitch assigns a rating of "A-" to ProAssurance and our subsidiaries.

     About Physicians Insurance Company of Wisconsin

     PIC WISCONSIN was founded two decades ago by the Wisconsin Medical Society in an effort to improve the availability of insurance and to stabilize premium costs. During those twenty years, they have advocated for the healthcare industry, helping to promote legislation and reform that protects healthcare professionals and their patients. They are the largest writer of professional liability insurance in Wisconsin. The company has $277 million in total assets and $76.5 million in gross written premiums. They are rated "A-" (Excellent) with a stable outlook by A.M. Best, a rating they have maintained for the last nine years.


         Selected Statutory Data for PIC Wisconsin (in 000's)

                                             2004       Sept. 30, 2005
Direct Premiums Written                  $     79,435   $      64,127
Net Premiums Earned                      $     56,489   $      38,720

Total Investments                        $    247,320   $     248,109
Total Assets                             $    274,954   $     277,439
Loss &LAE Reserves                       $    140,804   $     143,467
Equity                                   $     89,300   $      83,253


     PIC Wisconsin is a Wisconsin-domiciled stock insurance company; its shares are not registered under the Securities Exchange Act of 1934. There is no GAAP financial data available for PIC Wisconsin. You should keep this in mind when comparing financial data for ProAssurance and PIC Wisconsin.

     Caution Regarding Forward-Looking Statements

     This news release contains historical information as well as forward-looking statements that are based upon our estimates and anticipation of future events that are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "hopeful," "intend," "may," "optimistic," "preliminary," "project," "should," "will," and similar expressions are intended to identify these forward-looking statements. There are numerous important factors that could cause our actual results to differ materially from those in the forward-looking statements. Thus, sentences and phrases that we use to convey our view of future events and trends are expressly designated as Forward-Looking Statements as are sections of this news release clearly identified as giving our outlook on future business. The principal risk factors that may cause actual results to differ materially from those expressed in the forward-looking statements are described in various documents we file with the Securities and Exchange Commission, including Form 10K for the year ended December 31, 2004 and Form 10Q for the most recent quarter.
     These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

     Relating to the ongoing operations of the combined companies:

     -- General economic conditions, either nationally or in our market area, that are worse than expected;

     -- regulatory and legislative actions or decisions that adversely affect our business plans or operations;

     --   price competition;

     -- inflation and changes in the interest rate environment the performance of financial markets and/or changes in the securities markets that adversely affect the fair value of our investments or operations;

     -- changes in laws or government regulations affecting medical professional liability insurance and practice management and financial services;

     --   changes to our ratings assigned by A.M. Best;

     --   the effect of managed healthcare;

     -- uncertainties inherent in the estimate of loss and loss adjustment expense reserves and reinsurance; and changes in the availability, cost, quality, or collectibility of reinsurance;

     -- significantly increased competition among insurance providers and related pricing weaknesses in some markets.

     -- changes in accounting policies and practices, as may be adopted by our regulatory agencies and the Financial Accounting Standards Board; and

     --   changes in our organization, compensation and benefit plans.

     Relating to the proposed transaction with PIC Wisconsin:

     -- The business of ProAssurance and PIC Wisconsin may not be combined successfully, or such combination may take longer to accomplish than expected;

     -- the cost savings from the merger may not be fully realized or may take longer to realize than expected;

     -- operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected;

     -- governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger;

     -- restrictions on our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations; and

     --   the stockholders of PIC Wisconsin may fail to approve the merger.

     The Cautions stated above also apply to ProAssurance's previously announced transaction in which we expect to sell our personal lines subsidiary, MEEMIC Insurance Company and its internal agency to Motors Insurance Corporation, a subsidiary of GMAC Insurance Holdings, Inc.
     We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and wish to advise readers that the factors listed above could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. We do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.


     CONTACT: ProAssurance
              Frank B. O'Neil, 800-282-6242 or 205-877-4461
              foneil@ProAssurance.com